UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2015

Katy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05558	75-1277589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Rock Industrial Park Drive
Bridgeton, Missouri  63044
(Address of principal executive offices) (Zip Code)

(314) 656-4321
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On March 25, 2015, Continental Commercial Products, LLC, a Delaware limited liability company (“CCP”) and a wholly owned subsidiary of Katy Industries, Inc. (the “Company”), entered into a Commercial Lease Agreement (the “Lease”) with 321 Wilson Drive, L.L.C., a Missouri limited liability company (the “Landlord”), for approximately 534,000 square feet of manufacturing and warehouse space located in Jefferson City, Missouri (the “Premises”).  The initial rental term of the Lease is for one hundred and thirty two (132) months, commencing on August 1, 2015 and ending on July 31, 2026.  CCP has the right and option to renew the Lease for all or a portion of the Premises for two (2) renewal periods of five (5) years each on the terms and conditions set forth in the Lease.

Each month from March 31, 2015 until January 1, 2016, CCP shall pay the Landlord initial rent in the amount of $10,908.33 per month.  Commencing on January 1, 2016, CCP shall pay rent in the amount of $138,395. The Lease includes rent escalators whereby the maximum rental amount is $154,195 during the final eleven months of the Lease.  Concurrently with the execution of the Lease, CCP paid the Landlord the sum of $142,845 to be retained by the Landlord as security for the faithful performance by CCP of all of the provisions, conditions and covenants of the Lease.

In connection with CCP entering into the Lease, the Landlord paid CCP $1,700,000.  The Landlord is responsible for paying all real estate taxes applicable to the Premises unless such taxes are not abated by local authorities due to CCP’s failure to provide an agreed upon number of new jobs (in which case CCP is responsible for paying a proportionate amount of such real estate taxes based on the number of new jobs CCP provides compared to the number of new jobs CCP agreed to provide).  To the extent personal property taxes are not abated by local authorities for the benefit of CCP, CCP is responsible for paying all personal property taxes applicable to its trade fixtures, equipment and personal property.  CCP is also responsible for paying all utilities during the term of the Lease.

The foregoing description of the Lease is qualified in its entirety by reference to the Lease, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference.

CCP plans to move its manufacturing and warehouse operations to the Premises from its current location in Bridgeton, Missouri.  In furtherance thereof, CCP has [provided notice to / entered into a termination agreement with] the landlord of the Bridgeton, Missouri facility and, in connection therewith, [has paid a termination fee of $1,600,000.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Commercial Lease Agreement dated effective March 25, 2015 by and between Continental Commercial Products, LLC and 321 Wilson Drive, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATY INDUSTRIES, INC.
(Registrant)

By: /s/ James W. Shaffer
James W. Shaffer
Vice President, Treasurer and Chief Financial Officer

Date: March 31, 2015

Index of Exhibits

Exhibit No.	Description

10.1	Commercial Lease Agreement dated effective March 25, 2015 by and between Continental Commercial Products, LLC and 321 Wilson Drive, L.L.C.